EXHIBIT 10.4

GEL TEX MARKETING, LLC

June 1, 2012

ACKNOWLEDGEMENT LETTER

Lazarus Energy LLC
c/o Lazarus Energy  Holdings LLC
801 Travis, Suite 2100
Houston, Texas  77002
Attention:  Jonathan Carroll

Re:	Confirmation of amounts owed by Lazarus Energy LLC, a Delaware limited liability company ("Lazarus"), to GEL Tex Marketing, LLC, a Delmvare limited liability company ("GEL"), pursuant to that certain Joint Marketing Agreement, dated as of August12, 2011 (as amended, the "Marketing Agreement"), by and between Lazarus and GEL.

Dear Mr. Catroll:

We are providing you with this Acknowledgment Letter in connection with the Marketing Agreement. Capitalized terms used but not defined in this Acknowledgement Letter have the meanings given them in the Marketing Agreement.

The current outstanding  balance as of the date hereof of all monetary obligations owed by Lazarus to GEL pursuant to the Marketing Agreement due to losses sustained by Lazarus during any Deficit Month is as follows (such total amount being the "Deficit Amount"):

Over Advance amount for the Lazarus Operational Payments:	$1,008,890.42

Underpayment amount for the Third Party Transpmtation Costs:	$964,645.72

Underpayment amount for the Tank Storage Fees:	$314,912.95

Underpayment amount for the Inspection Payments:	$54,563.20

Underpayment amount for the GEL Transportation Costs1:	$54,280.00

Underpayment amount to GEL for the Base Construction Payment':	$3,882.21

Total Aggregate Deficit Amount:	$2,401,174.50

1 : As of April 30, 2012; subject to change as of May 31. 201 2. Note: Deficit Amount excludes crude oil and refined product inventories and obligations.

June l , 2012

In accordance with Exhibit B of the Marketing Agreement, GEL shall not remit to Lazarus any payments of the Lazarus Profit Share  until the subsequent  calendar month after the date upon which the profits from the sale of the Nixon Product at the Facility provide for a full payment of the Deficit Amount to GEL as noted on the previous page of th i s Acknowledgement  Letter, or any future Deficit Amount that has not been paid in full.

Lazarus shall hereby deliver to GEL the following requested information prior to any additional monies, incl uding Operational Payments, being remitted to Lazarus by GEL.

1.)  Minimum operating expense budget detail

2.)  Detailed list of outstanding operating expenses to be paid

3.)  Confirmation receipts and records for all sales tax payments remitted by Lazarus to the state and federal government

[Signature page to follow]

Please confim your agreement  with this Acknowledgement  Letter by signing and returning to us a copy of this document. Thank you for your assistance.

SIGNATURE PAGE TO ACKNOWLEDGEMENT LETTER